QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
AAMES FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AAMES FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 2, 2001

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Aames Financial Corporation (the "Company") will be held at the Omni Hotel, 251 S. Olive Street, Los Angeles, California 90012, on Friday, November 2, 2001, at 9:00 a.m., Los Angeles time, for the following purposes:

1.
To elect four Series B Directors to hold office for one year and until such directors' successors are elected;

2.
To elect one Class III Common Stock director to hold office for three years and until such director's successor is elected;

3.
To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2002; and

4.
To transact such other business as may properly come before the Meeting and any adjournment(s) thereof.

    Only stockholders of record of the Company at the close of business on October 2nd, 2001 are entitled to notice of and to vote at the Meeting and adjournment(s) thereof.

    All stockholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person, even though he or she has returned a Proxy.

                      By Order of the Board of Directors

                      John F. Madden, Jr.
                       Secretary

Los Angeles, California
October 5, 2001

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

AAMES FINANCIAL CORPORATION
350 S. Grand Avenue, 43rd Floor
Los Angeles, California 90071
(323) 210-5000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 2, 2001

Introduction

    This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Aames Financial Corporation, a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held at the Omni Hotel, 251 S. Olive Street, Los Angeles, California 90012, at 9:00 a.m., Los Angeles Time, on Friday, November 2, 2001, and at any adjournment(s) thereof.

    It is anticipated that the 2001 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about October 9, 2001.

    At the Meeting, the stockholders of the Company will vote upon: (i) the election of four Series B Directors for terms of one year each; (ii) the election of one Class III Common Stock director for a term of three years; (iii) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2002; and (iv) such other matters as may properly come before the Meeting and any and all adjournments thereof.

    A Proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy holders in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) in favor of the election of the nominees for Series B director set forth herein; (ii) in favor of the election of the nominee for Class III Common Stock director set forth herein; (iii) in favor of the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants; and (iv) if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

    The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails, but officers, directors and regular employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to stockholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of Proxies if management determines it advisable.

VOTING SECURITIES

    The close of business on October 2, 2001 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, 6,316,575 shares of the common stock, par value $0.001 per share (the "Common Stock"), no shares of the Company's Series A Preferred Stock, par value $0.001 per share(the "Series A Preferred Stock"), 26,704,000 shares of the Company's Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), 20,323,921 shares of the Company's Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock") and 59,411,763 shares of the Company's Series D Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock") (the Series B Preferred Stock, the the Series C Preferred Stock and the Series D Preferred Stock are together referred to as the "Senior Preferred Stock") were issued and outstanding.

    As of such date, the Company had approximately 309 holders of record of its Common Stock, one holder of record of its Series B Preferred Stock, 64 holders of record of its Series C Preferred Stock and 2 holders of record of its Series D Preferred Stock.

    A majority of the outstanding shares of the Company entitled to vote, including one-third of the total number of shares of Series B Preferred Stock, one-third of the total number of shares of Series C Preferred Stock and one-third of the total number of Series D Preferred Stock, must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. A stockholder is entitled to cast one vote for each share of Common Stock, 0.2 votes for each share of Series B Preferred Stock, one vote for each share of Series C Preferred Stock and one vote for each share of Series D Preferred Stock held on the Record Date on each proposal with regard to which he or she is entitled to vote, except for matters which one or more series of Senior Preferred Stock is entitled to vote separately as a class or series, in which case each share of Senior Preferred Stock shall be entitled to one vote.

    The election of each of the Series B Nominees requires the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock. Holders of Common Stock, Series C Preferred Stock and Series D Preferred Stock are not entitled to vote in the election of the Series B Nominees.

    The election of the Class III Nominee requires the affirmative vote of a majority of the votes cast by holders of Common Stock and Series B Preferred Stock who are present and voting (either in person or by proxy) at the Meeting, voting together as a single class. Holders of Series C Preferred Stock and Series D Preferred Stock are not entitled to vote in the election of the Class III Nominee.

    Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2002 requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock and Senior Preferred Stock which are present (either in person or by proxy) at the Meeting, voting together as a single class.

    Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by rules of the New York Stock Exchange, Inc. ("NYSE") from exercising discretionary authority to vote those securities.

    In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and Bylaws, as amended (the "Bylaws"): (i) with respect to the election of Class III Nominee, which requires a majority of the votes cast, only proxies indicating votes "For all nominees," or those proxies and ballots that do not withhold authority to vote for any such nominee, are counted to determine the total number of votes cast, and proxies that withhold authority to vote for such nominee as well as broker non-votes are not counted. Therefore, proxies and ballots that withhold authority to vote for such nominee, as well as broker non-votes, have no effect on the outcome of the election; (ii) with respect to the ratification of the Company's independent accountants and the adoption of all other proposals, which are decided by a majority of the shares present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "For," "Against" or "Abstain" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted. Thus abstentions have the same effect as a vote against a proposal but broker non-votes have no effect on the outcome of the proposal.

ELECTION OF SERIES B DIRECTORS

    The Bylaws provide that the Board of Directors shall consist of no fewer than three and no more than nine members as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors divided into two groups. One group consists of four directors who are elected by the holders of the Series B Preferred Stock (the "Series B Directors") and the other group consists of five directors who are elected by the holders of the Common Stock and the holders of the Series B Preferred Stock, voting as a single class (the "Common Stock Directors"). The Common Stock Directors are further divided into three classes with staggered terms: Class I, consisting of two Directors, with terms expiring in 2003, Class II, consisting of two Directors, with terms expiring in 2002, and Class III, consisting of one Director, with a term expiring at the meeting (which is a nominee of Specialty Finance Partners (a partnership controlled by Capital Z Financial Services Fund, II, L.P. and together with Specialty Finance Partners, referred to herein as "Capital Z"), the Company's largest stockholder. At each annual meeting of stockholders, all of the Series B Directors are elected for one-year terms and Common Stock Directors constituting one of the classes of Common Stock Directors with staggered terms are elected for three-year terms.

    The Company has agreed to nominate four designees of the holders of Series B Preferred Stock to be elected as the Series B Directors at each annual meeting of stockholders. The nominees for election as Series B Directors identified below have been designated by Capital Z.

    At the Meeting, the Series B Nominees will be elected for terms expiring at the next Annual Meeting of Stockholders. Series B Directors may be removed without cause by the vote of a majority of the holders of Series B Preferred Stock then entitled to vote, voting together as a single class.

    Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominees named below. If the nominee(s) are unable or unwilling to serve as directors at the time of the Meeting or any adjournment thereof, the Proxies will be voted for such other nominee as shall be designated by the holders of Series B Preferred Stock to fill any vacancy. The Company has no reason to believe that such nominees will be unwilling or unable to serve if elected as a director.

    The election of each of the Series B Nominees requires the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock. Holders of Common Stock, Series C Preferred Stock and Series D Preferred Stock are not entitled to vote in the election of the Series B Nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION
OF THE NOMINEES LISTED BELOW.

    The Board of Directors proposes the election of the Series B Nominees as follows:

Daniel C. Lieber
Mani A. Sadeghi
Robert A. Spass
Joseph R. Tomei

    If elected, the nominees are expected to serve until the next Annual Meeting of Stockholders. The election of each of the nominees for Series B Director requires the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock.

ELECTION OF CLASS III COMMON STOCK DIRECTOR

    The Bylaws of the Company provide that the Board of Directors shall consist of no fewer than three and no more than nine members as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors divided into two groups. One group, consists of four Series B Directors who are elected by the holders of the Series B Convertible Preferred Stock and the other group, consists of five Common Stock Directors who are elected by the holders of the Common Stock and the holders of the Series B Preferred Stock, voting as a single class. The Common Stock Directors are further divided into three classes with staggered terms: Class I, consisting of two Directors, with terms expiring in 2003, Class II, consisting of two Directors, with terms expiring in 2002, and Class III, consisting of one Director, with a term expiring at the meeting. At each annual meeting of stockholders, all of the Series B Directors are elected for one-year terms and Common Stock Directors constituting one of the classes with staggered terms are elected for three-year terms.

    The Company has agreed to nominate one designee of Capital Z to be elected as a Class III Common Stock Director at each annual meeting of stockholders in which a Class III Common Stock Director is to be elected. The nominee for election as a Class III Common Stock Director identified below (the Class III Nominee), has been designated by Capital Z.

    At the Meeting, the Class III Nominee will be elected for a term expiring at the 2004 Annual Meeting of Stockholders. The Common Stock Director may be removed only for cause with the vote of a majority of the votes entitled to be cast by the holders of Common Stock and Series B Preferred Stock.

    Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominee named below. If the nominee is unable or unwilling to serve as a director at the time of the Meeting or any adjournment thereof, the Proxies will be voted for such other nominee as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that the Class III Nominee will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION
OF THE NOMINEE LISTED BELOW.

    The Board of Directors proposes the election of the following nominees as Class II Common Stock Directors:

Eric C. Rahe

    If elected, the Class III Nominee are expected to serve until the 2004 Annual Meeting of Stockholders. The election of the Class III nominee requires the affirmative vote of a majority of votes entitled to be cast by the holders of Common Stock and Series B Preferred Stock who are present (either in person or by proxy) at the Meeting, voting as a single class. Holders of Series C Preferred Stock and Series D Preferred Stock are not entitled to vote in the election of the Class III Nominee.

CAPITAL Z AND THE BOARD OF DIRECTORS

    If each of the nominees for Series B Directors are elected at the Meeting (which election is assured), and the nominee for Class III Common Stock Director is elected at the Meeting, affiliates of Capital Z will occupy five of the nine positions on the Company's Board of Directors and, thus, will be able to control the management and operations of the Company.

MANAGEMENT

Information with Respect to Nominees, Continuing Directors and Executive Officers

    The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of the Record Date:

Name	Age	Position	Year Term Expires
NOMINEES:
Daniel C. Lieber (1)	38	Director	2001
Eric C. Rahe	32	Director	2001
Mani A. Sadeghi	38	Chairman of the Board	2001
Robert A. Spass	45	Director	2001
Joseph R. Tomei (2)	31	Director	2001
CONTINUING DIRECTORS:
Jenne K. Britell(3)	59	Director	2002
David H. Elliott	59	Director	2003
A. Jay Meyerson	54	Chief Executive Officer and Director	2003
Stephen E. Wall(4)	59	Director	2002
OTHER EXECUTIVE OFFICERS:
C. John Kohler	41	Executive Vice President, Capital Markets and Secondary Marketing
John F. Madden, Jr.	40	Senior Vice President, General Counsel and Secretary
William C. Massey(5)	40	Executive Vice President, Retail Lending
Ronald J. Nicolas, Jr.(6)	42	Executive Vice President — Finance and Chief Financial Officer
Neil Notkin	41	Executive Vice President, Wholesale Lending
Daniel H. Relf	58	Executive Vice President, National Loan Servicing
Geoffrey F. Sanders	52	Executive Vice President and Chief Credit Officer
Jon D. Van Deuren(7)	49	Senior Vice President — Finance and Chief Accounting Officer

(1)
Mr. Lieber was appointed to the Board of Directors on June 8, 2001, replacing Adam A. Mizel who resigned on May 30, 2001.

(2)
Mr. Tomei was appointed to the Board of Directors on December 5, 2000, replacing Steven M. Gluckstern who resigned on December 5, 2000.

(3)
Ms. Britell was appointed to the Board of Directors on June 1, 2001, replacing Cary H. Thompson who resigned on June 1, 2001.

(4)
Mr. Wall was appointed to the Board of Directors on February 16, 2001, replacing Georges C. St. Laurent, Jr. who resigned on February 14, 2001.

(5)
Mr. Massey was appointed Executive Vice President on January 18, 2001

(6)
Mr. Nicolas was appointed Chief Financial Officer on April 23, 2001, replacing James Huston who resigned on April 13, 2001.

(7)
Mr. Van Deuren was appointed Chief Accounting Officer on August 14, 2001.

    The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. There is no family relationship between any director and any executive officer of the Company.

Nominees

    DANIEL C. LIEBER was elected a Director in June 2001. Mr. Lieber is a principal of Capital Z. Mr. Lieber is also a partner of Equifin Capital Partners, LLC, a management partner of Capital Z ("Equifin Capital"). Prior to joining Equifin, Mr. Lieber was a Senior Vice President of Business Development of AT&T Capital / Newcourt Credit Group. Mr. Leiber also was a Senior Vice President of Business Development of Retailer Financial Services Ventures Group, a unit of GE Capital Corporation. Prior thereto, Mr. Lieber was a senior member of the Management Consulting Gorup of Bankers Trust. Mr. Lieber currently serves on the Board of Directors of Lending Tree, a Capital Z portfolio company.

    ERIC C. RAHE was elected a Director in February 1999. Mr. Rahe has served as a Vice President of Capital Z Management, LLC. since August 1998. From August 1996 through July 1998, Mr. Rahe served as both an Associate and Vice President of Insurance Partners, a private equity fund focused on the insurance industry.

    MANI A. SADEGHI was elected a Director in February 1999 and was appointed Chief Executive Officer in May 1999 and served until October 25, 1999. Mr. Sadeghi is a partner of Capital Z. Mr. Sadeghi has served as Chief Executive Officer of Equifin Capital and Equifin Capital Management, LLC ("Equifin Management"), which provides private equity investment management and advisory services, since June 1998. Mr. Sadeghi has served as Group President of AT&T Capital Corporation from September 1996 until February 1998.

    ROBERT A. SPASS was elected a Director in July 2000. Mr. Spass is a partner in and a co-founder of Capital Z Partners and is also the President and a Director of Capital Z Partners, Ltd. and related entities. Prior to co-founding Capital Z Partners, Mr. Spass was the Managing Partner and co-founder of Insurance Partners I.L.P. Mr. Spass also was President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior thereto, Mr. Spass was a Director of Investment Banking at Salomon Brothers and a Senior Manager for KPMG, LLP. Mr. Spass currently serves on the Board of Directors of USI Insurance Services, Universal American Financial Corporation, Superior National Insurance Group, CERES Group, Inc. and Highlands Insurance Group.

    JOSEPH R. TOMEI was elected a Director in December 2000. Mr. Tomei is a principal of Capital Z. Mr. Tomei is also a Director of Equifin Capital. Previously, Mr. Tomei spent four years at AT&T Capital, in a number of strategic leadership, business development and financial management positions, where he served as Co-General Manager and Chief Financial Officer of AT&T Capital Automotive Services and was head of business development for AT&T Capital's Specialty Financial Services division, which had over $2.5 billion in assets. Mr. Tomei serves on the Board of Directors of Ultraprise Loan Technologies, Inc. and Inlumen.

Continuing Directors

    JENNE K. BRITELL, PhD, was elected a Director in June 2001. Dr. Britell is Chairman and Chief Executive Officer of Structured Ventures, Inc. Previously, Dr. Britell held several senior positions at GE Capital, including President and CEO of GE Capital Mortgage Services, Inc. Prior to joining GE Capital, Dr. Britell was Executive Vice President, Chief Lending Officer, and General Manager, Mortgage Banking, of Dime Bancorp. Dr. Britell is also a Director of Crown Cork & Seal Company, Inc. and Lincoln National Corporation, as well as of CentraLink, Circles, Cymfony and the U.S.-Russia Investment Fund.

    DAVID H. ELLIOTT was elected a Director of the Company in December, 1999. Mr. Elliott is chairman of the executive committee of the board of directors of MBIA Inc., a New York Stock Exchange-listed company, and the world's leading provider of financial guarantee insurance. He served as chairman of the board of MBIA Inc. and its largest operating company, MBIA Insurance Corporation from 1994 until his retirement in May, 1999 and as chief executive officer of MBIA Inc. and MBIA Insurance Corporation from 1992 until his retirement in January, 1999. Mr. Elliott currently serves on the Board of Directors of MBIA, Inc. and Stirling Cooke Brown Holdings, LTD.

    A. JAY MEYERSON was appointed Chief Executive Officer on October 25, 1999 and was appointed to the Board of Directors effective November 1, 1999. Mr. Meyerson served as the chief executive and chairman of KeyBank USA, the national consumer finance business subsidiary of KeyCorp from 1994 to 1997. From January 1997 to October 1999, Mr. Meyerson was a managing director with KPMG, LLP's national financial services consulting practice.

    STEPHEN E. WALL was elected as Director in February 2001. Mr. Wall served in various capacities with KeyCorp and its predecessors from 1970 through 1999 when he retired. At the time of his retirement, Mr. Wall was Executive Vice President of KeyCorp and the Chairman, President and Chief Executive Officer of Key Bank National Association where he earlier served as a retail banking executive. Mr. Wall also served as Executive Vice President of Society Corporation and, before that Centran Corporation.

Other Executive Officers

    C. JOHN KOHLER is the Company's Executive Vice President—Capital Markets and Secondary Marketing. Prior to joining the Company in May 1999, Mr. Kohler was Director of Global Business Development at Southern Pacific Mortgage Limited in the United Kingdom from July 1998 until January 1999, and was head of Strategic Planning for Cityscape (UK) Limited from May 1997 until May 1998. From January 1994 until May 1997, Mr. Kohler was a Vice President and Senior Vice President (Asset-Backed Finance) at Greenwich Capital Markets, Inc.

    JOHN F. MADDEN, JR. has served as the Company's Senior Vice President, General Counsel and Secretary since October 1999. Mr. Madden joined the Company in September 1995 and has served as Assistant General Counsel and Associate General Counsel.

    WILLIAM C. MASSEY was elected Company's Executive Vice President—Retail Lending in January 2001. Mr. Massey joined the Company in June of 1998 and has held various senior managerial positions within the Company's retail organization. Prior to joining the Company, Mr. Massey was the District Manager of Beneficial Management Corporation from 1993 through 1998.

    RONALD J. NICOLAS, JR. was elected Company's Executive Vice President—Finance and Chief Financial Officer on April 2001. Prior to joining the Company, Mr. Nicolas served as Executive Vice President and Group Finance Executive of the Retail, Internet, Operations and Information Technology Divisions at KeyCorp and as Executive Vice President and Chief Financial Officer of Key Bank USA, KeyCorp's consumer finance subsidiary since 1993.

    NEIL NOTKIN has been serving as the Company's Executive Vice President, Wholesale Lending since January 1999. Mr. Notkin was the Company's National Sales Director for the Company's wholesale division and for the Company's One Stop Mortgage, Inc. subsidiary since 1995.

    DANIEL H. RELF has served as the Company's Executive Vice President—National Loan Servicing since joining the Company in 1995.

    GEOFFREY F. SANDERS has served as the Company's Executive Vice President and Chief Credit Officer since February 1999. Prior to joining the Company Mr. Sanders was Senior Vice

President and Director of Portfolio Risk Management for H.F. Ahmanson, the parent company of Home Savings of America, from 1989 through December 1998.

    JON D. VAN DEUREN was elected Chief Accounting Officer in August 2001. Mr. Van Deuren joined the Company in December, 1998 as Senior Vice President—Finance. From December, 1995 until joining the Company, Mr. Van Deuren served as the Chief Operating Officer of Burke, Williams & Sorensen, LLP. Prior thereto, Mr. Van Deuren served as the Chief Financial Officer of Guardian Bancorp and before that was a partner with KPMG, LLP.

Executive Officers Involvement in Certain Legal Proceedings

    Mr. Neil Notkin is subject to a cease and desist order with the Office of Thrift Supervision that restricts his future involvement in any federally insured depository institution.

Board Meetings and Committees

    The Board of Directors held a total of five meetings during the fiscal year ended June 30, 2001. Among its committees, the Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. During the fiscal year ended June 30, 2001, each director attended at least 75% of the meetings of the Board of Directors and Committees on which he served.

    The Audit Committee met four times, the Compensation Committee met two times and the Stock Option Committee met two times during the fiscal year ended June 30, 2001. The Board of Directors and the various committees take some actions by written consent in lieu of meetings.

    The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent accountants, discussing the scope and results of the audit with the accountants, discussing the Company's financial accounting and reporting principles and the adequacy of the Company's financial controls with the independent accountants and the Company's management, discussing the results of internal audits with management and reviewing and evaluating the Company's accounting policies and internal accounting controls. The audit committee's written charter, as approved by the Board of Directors, is attached as Appendix A hereto.

    The Compensation Committee reviews, approves and recommends to the Board of Directors all short-term compensation and compensation plans for officers with the title of Senior Vice President and above as well as approves and authorizes as to employees, grants under the Corporation's stock option plan. See "Report of the Compensation Committee on Executive Compensation." In addition, a Stock Option Committee has been established with the authority to grant options to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer. Grants made by the Stock Option Committee are subject to ratification by the Compensation Committee.

    At fiscal year-end June 30, 2001, the members of the Audit Committee were Dr. Britell and Messrs. Elliott and Wall, the members of the Compensation Committee were Messrs. Lieber, Sadeghi, and Wall and the members of the Stock Option Committee were Messrs. Elliott and Wall. On December 5, 2000, the Board appointed Mr. Sadeghi to the Compensation Committee to fill the vacancy left by the resignation of Steven M. Gluckstern from the Board and the Compensation Committee. On February 16, 2001, the Board appointed Mr. Wall to the Audit, Compensation and Stock Option Committees to fill the vacancy left by the resignation of Georges C. St. Laurent, Jr. from the Board and the Audit, Compensation and Stock Option Committees. On June 1, 2001, the Board appointed Dr. Britell to the Audit Committee. On June 8, 2001, the Board appointed Mr. Lieber to the Compensation Committee to fill the vacancy left by the resignation of Adam A. Mizel from the Board and the Compensation Committee.

Compensation of Directors

    The Company's current policy provides mandatory grants of nonqualified stock options to each director who is not an employee of the Company. Each director is entitled to an award of stock option to purchase 50,000 shares of stock upon initial election or appointment and an additional 50,000 shares at the conclusion of each annual meeting of the Company's stockholders at which the director still serves as a director of the Company.

Certain Relationships

    Certain of the Company's current and former executives have employment agreements or severance or termination agreements with the Company. See "Executive Compensation-Employment Agreements."

    On December 23, 1998, the Company entered into the Preferred Stock Purchase Agreement with Capital Z, as amended (the "1999 Preferred Stock Purchase Agreement"), providing for an equity investment by Capital Z and its designees of up to $126.5 million in the Company. Pursuant to the 1999 Preferred Stock Purchase Agreement, the Company issued to Capital Z on February 10, 1999 (the "Initial Closing") 26,704 shares of Series B Preferred Stock and 48,296 shares of Series C Preferred Stock for $1,000 per share for an aggregate of $75 million.

    At the Initial Closing, Capital Z transferred ownership of its Series B Preferred Stock and Series C Preferred Stock issued to it at the Initial Closing to Specialty Finance, 99.6% of which is owned by Capital Z and 0.4% of which is owned by Equifin Capital.

    On January 4, 1999, Capital Z Management LLC ("Cap Z Management"), an affiliate of Capital Z, received, as a fee for Capital Z's commitment (the "Standby Commitment") to purchase an amount of Series C Preferred Stock equal to 25 million shares less the number of shares of Series C Preferred Stock purchased by the Company's Common Stockholders in its recent Rights Offering (as described below), a warrant to purchase 1.25 million shares of the Company's Common Stock at an initial exercise price of $1.00 per share. In addition, on February 10, 1999, the Company paid to Cap Z Management a $1 million transaction fee in connection with the transactions contemplated by the Preferred Stock Purchase Agreement. In addition, in connection with the transactions contemplated by the 1999 Preferred Stock Purchase Agreement, the Company has paid to Cap Z Management aggregate additional fees of $2 million and has reimbursed Capital Z for all of its expenses incurred in connection with the negotiation and execution of the 1999 Preferred Stock Purchase Agreement and the transactions contemplated thereby.

    On February 10, 1999, pursuant to the 1999 Preferred Stock Purchase Agreement, the Company entered into an Agreement For Management Advisory Services (the "Equifin Agreement") with Equifin Management, pursuant to which the Company is obligated to pay to Equifin Management, a quarterly management advisory fee of $250,000 for a period of five (5) years. On February 10, 1999, pursuant to the Equifin Agreement, the Company paid to Equifin $250,000 in consideration of consulting services rendered prior to the execution of the Equifin Agreement and as an advance for consulting services to be rendered in the quarter ending March 31, 1999. Mani Sadeghi, who served as the Company's Chief Executive Officer of the Company from May 13, 1999 through October 25, 1999, is the Chief Executive Officer and a member of Equifin Management and Equifin Capital. Mr. Sadeghi did not receive compensation for his services as Chief Executive Officer of the Company; however the Company agreed to increase Equifin Management's quarterly management advisory fee by an additional $250,000 per quarter pro-rated for the time that Mr. Sadeghi served as Chief Executive Officer.

    On August 3, 1999, pursuant to the 1999 Preferred Stock Purchase Agreement, Capital Z purchased 25,000 shares of Series C Preferred Stock for $1,000 per share for an aggregate investment of $25,000,000.

    On August 3, 1999, the Company issued warrants to purchase 1.25 million shares of the Company's Common Stock at an initial exercise price of $1.00 per share to certain employees of Capital Z Management.

    On September 30, 1999, the Company effected a 1,000-for-1 forward stock split of its Series B Preferred Stock and its Series C Preferred Stock.

    On September 10, 1999 pursuant to the 1999 Preferred Stock Purchase Agreement, the Company distributed nontransferable subscription rights (the "Rights") to the holders of its Common Stock providing them the right to purchase one share of Series C Preferred Stock for every share of Common Stock held by them as of September 7, 1999 for $1.00 per share (the "Rights Offering"). The Rights expired on October 6, 1999. Holders of the Company's common stock purchased 4,159,266 shares of Series C Preferred Stock in the Rights Offering. Capital Z purchased 20,840,734 shares of Series C Preferred Stock on October 27, 1999 pursuant to the Standby Commitment.

    As part of a transaction in February 1999 between the Company and one of its lenders, the Company agreed to pay Capital Z a $1 million fee in exchange for certain credit enhancements.

    On April 14, 2000, the Company effected a one-for-five reverse stock split of the Common Stock and the Series C Preferred Stock.

    On June 7, 2000, Specialty Finance purchased 40,800,000 shares of Series C Preferred Stock for $0.85 per share pursuant to a Preferred Stock Purchase Agreement, dated May 19, 2000 (the "2000 Preferred Stock Purchase Agreement"), with the Company. Pursuant to the 2000 Stock Purchase Agreement, the Company issued a warrant to purchase 5 million shares of Series C Preferred Stock for $0.85 per share to Specialty Finance (the "Series C Warrant").

    On July 12, 2000, pursuant to the 2000 Preferred Stock Purchase Agreement, Specialty Finance (i) exchanged the 40,800,000 shares of Series C Preferred Stock purchased on June 7, 2000 for 40,800,000 shares of Series D Preferred Stock and (ii) purchased an additional 18,023,529 of Series D Preferred Stock for $0.85 per share.

    On July 12, 2000, the Series C Warrant expired and the Company issued a warrant to purchase 5 million shares of Series D Preferred Stock for $0.85 per share to Specialty Finance (the "Series D Warrant").

    On June 7, 2000, as a condition of the 2000 Preferred Stock Purchase Agreement, the Company entered into an amendment to the Equifin Agreement pursuant to which the Company agreed to pay an advisory fee of $800,000 to Equifin Capital.

    Each of Messrs. Lieber, Rahe, Sadeghi, Spass and Tomei, Directors of the Company, has a direct or indirect interest in Capital Z and Cap Z Management. Mr. Lieber is a principal of Capital Z and a partner of Equifin Capital. Mr. Rahe is an officer of Cap Z Management and a limited partner of Capital Z Partners, L.P. ("Cap Z Partners"). Mr. Sadeghi is the Chief Executive Officer of Equifin Management and Equifin Capital and a partner of Capital Z. Mr. Spass is a member of Capital Z Partners, Ltd., a Bermuda corporation ("Cap Z Ltd."), which is the general partner of Cap Z Partners, which is the general partner of Capital Z. Mr. Tomei is a principal of Capital Z and a partner of Equifin Capital. Cap Z Ltd. is a preferred shareholder of Equifin Capital.

    From January 1998 through June 1999, the Company made mortgage loans to certain directors and executive officers of the Company under an Executive and Director Loan Program (the "Loan Program"). Under the Loan Program, directors and senior officers of the Company were entitled to obtain a mortgage loan from the Company at the Company's cost of funds (plus 25 basis points) as determined by an approved, independent investment banking firm. During the most recent year, certain senior officers of the Company, including two of the Named Executive Officers, obtained mortgage loans from the Company at interest rates generally prevailing in the market place. All loans made to senior officers were fully amortized, 15- or 30-year loans with no prepayment penalties and were underwritten to the Company's underwriting guidelines in effect at the time of the loan. Participants in this program were not charged any loan fees except for those fees or costs charged by third parties. The following table summarizes certain information about mortgage loans with executive officers and directors on terms noted below:

Name and Title	Original Principal Amount		Highest Balance During Fiscal Year End June 30, 2001	Current Balance as of September 20, 2001	Interest Rate
William C. Massey(2) Executive Vice President Retail Lending	$604,000	(1)	$604,000	—	7.375%
John F. Madden, Jr. Senior Vice President General Counsel and Secretary	$350,000		$344,610	$339,139	6.7%
Neil Notkin(3) Executive Vice President Wholesale Lending	$380,000	(1)	$380,000	—	6.5%
Joseph R. Tomei Director	$337,550		$329,986	$328,974	6.7%

(1)
Loan was sold on the secondary market and is no longer serviced or owned by the Company.

(2)
Loan was made in May 2001.

(3)
Loan was made in September 2000.

    In August 1999, the Company entered into management investment agreements with some members of senior management pursuant to which those members of management purchased 211,940 shares (adjusted for stock splits) of Series C Preferred Stock. In August 2000, the Company entered into a Management Investment Agreement with A. Jay Meyerson pursuant to which Mr. Meyerson agreed to purchase 588,235 shares of Series D Preferred Stock (Mr. Meyerson and the other management investors are collectively referred to as the "Management Investors"). The Company financed the purchase of some or all of the purchase price of the stock with a loan to each Management Investor that did not otherwise purchase their stock for cash. The loans to the Management Investors are secured by the shares of Preferred Stock that were purchased subject to Management Investment Agreements at an interest rate of 6.5%. The following Management Investors purchased the following amounts of Preferred Stock and financed the purchase, if applicable as noted:

Name	Number of Shares Purchased	Total Purchase Price	Amount of Loan	Current Balance as of August 31, 2001 (3)	Highest Balance During Fiscal Year (3)
Kohler, C. John	20,000(1)	$100,000	$50,000	$51,316	$50,823
Meyerson, A. Jay	588,235(2)	$500,000	$249,999	$266,249	$263,541
Notkin, Neil	30,000(1)	$150,000	$150,000	$168,521	$166,898
Relf, Daniel	20,000(1)	$100,000	$50,000	$53,420	$52,907
Sanders, Geoffrey F.	12,000(1)	$60,000	$30,000	$29,329	$29,047

(1)
Series C Preferred Stock
(2)
Series D Preferred Stock
(3)
Balance includes accrued but unpaid interest.

Compensation Committee Interlocks and Insider Participation

    During the 2001 fiscal year, executive compensation for the Company was administered by the Compensation Committee of the Board. The Compensation Committee currently consists of Messrs. Lieber, Sadeghi and Wall, none of whom are, or were full-time, salaried officers or employees of the Company. Mr. Lieber replaced Adam A. Mizel who resigned on May 30, 2001. Mr. Wall replaced Georges C. St. Laurent, Jr. who resigned on February 14, 2001. Mr. Sadeghi replaced Steven M. Gluckstern who resigned on December 5, 2000.

Report of the Compensation Committee

    The following report of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

    The Board of Directors delegated to the Compensation Committee the responsibility for developing and administering policies which govern the total compensation program for the Named Executive Officers of the Company. The Committee also administered the Company's stock option plans.

    The goal of the Company's executive compensation program is to retain, motivate and reward management through the compensation policies and awards, while aligning their interests more closely with that of the Company and stockholders. In furtherance of this goal, the program consists of three main components: (1) base salary; (2) bonuses which are either discretionary or based on individual and Company performance; and (3) stock options to provide long-term incentives for performance and to align executive officer and stockholder interests.

EXECUTIVE COMPENSATION—OTHER THAN CHIEF EXECUTIVE OFFICERS

    Base salaries for the Named Executive Officers were established by the Compensation Committee based on the recommendations of management which considered, and applied subjectively as appropriate, individual performance and achievement, areas of responsibility, position, the extent to which the officers' skills were in demand or were marketed to other companies or industries and internal and external comparability. Base salaries for other executive officers were established by the Chief Executive Officer who applies the same criteria.

    Performance bonuses are paid to Named Executive Officers based upon their successful performance of both personal and departmental or divisional goals and the goals of the Company. Named Executive Officers develop their personal and departmental or divisional goals with the Chief Executive Officer which are approved by the Compensation Committee. The Company goals are determined by the Chief Executive Officer and the Compensation Committee. Company performance goals for the 2002 fiscal year are based upon the Company's ability to achieve cash flow neutrality and profitability.

    The Compensation Committee believes that it is important for key employees to have long-term incentives through an equity interest in the Company. Accordingly, from time to time, the Company has granted key employees stock options pursuant to the Company's stock option arrangements. The Committee granted options upon the recommendations of management. As of June 30, 2001, the Company's Named Executive Officers held options to acquire 5,660,203 shares of the Company's Common Stock.

EXECUTIVE COMPENSATION—CHIEF EXECUTIVE OFFICERS

    The Chief Executive Officer is entitled to receive a bonus in an amount ranging from 0% to 150% of his base salary for the period from January 2001 through December 2001. The amount of the bonus is to be determined by the Chief Executive Officer's success in achieving both personal and Company goals as developed by the Chief Executive Officer and the Compensation Committee. Company performance goals for the 2002 fiscal year are generally based upon the Company's ability to achieve cash flow neutrality and profitability.

STATEMENT REGARDING TAX POLICY COMPLIANCE

    Section 162(m) of the Code limits the deductible allowable to the Company for compensation paid to the chief executive officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met, including receipt of stockholder approval or if amounts are paid pursuant to a written contract that was in effect on February 17, 1993 and not subsequently materially modified. Under certain circumstances, the Compensation Committee, in its discretion, may authorize payments, such as salary, bonuses or otherwise that may cause an executive officer's income to exceed the deductible limits. Neither the Chief Executive Officer nor any of the Named Executive Officers received compensation in excess of $1.0 million in fiscal year 2001 and none of them are expected to receive such levels of compensation from salary and/or bonus payments in fiscal year 2002.

Compensation Committee:	Daniel C. Leiber Stephen E. Wall Mani A. Sadeghi

Fees of principal accountant:

    The following table sets forth the aggregate fees billed by Ernst & Young LLP to the Company during the year ended June 30, 2001:

Audit fees	$474,000	(1)
Audit related fees	326,000	(2)
Financial information systems design and implementation fees	-0-
All other fees	95,000	(3)

    The Audit Committee has considered whether the provision of non-audit services provided by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

(1)
For services rendered in connection with the review of the Company's quarterly consolidated financial statements and the core audit of the Company's annual consolidated financial statements for 2001.

(2)
For services rendered in connection with the audit of the Company's subsidiary financial statements for 2001, for services rendered in connection with the Company's securitization transactions and for the audit of the Company's defined contribution plan.

(3)
For services rendered in connection with the preparation of the Company's tax returns and other tax related consultation services.

Report of the Audit Committee

    The Company's Audit Committee consists entirely of directors who meet the independence and financial experience requirements of the New York Stock Exchange. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We reviewed and discussed with management the audited financial statements contained in the Company's fiscal year 2001 annual report. Also, we reviewed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and acceptability of our accounting principles and any other matters that we are required to discuss under generally accepted auditing standards. In addition, we have discussed with Ernst & Young LLP, its independence from management and the Company including matters set forth in the written disclosures required by Independence Standards Board Standard No. 1 and matters required to be discussed by Statement on Auditing Standards No. 61 pertaining to communications with Audit Committees.

    We discussed with Ernst & Young LLP the overall scope and plans of their audits. We met with Ernst & Young LLP, as the Company's independent auditors, with and without management present, to discuss results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee met four times during the fiscal year ended June 30, 2001.

    Relying on the reviews and discussions referred to above, we recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the SEC.

Audit Committee:	Stephen E. Wall, Chairman Dr. Jenne K. Britell David H. Elliott

PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of August 31, 2001, certain information relating to the ownership of the Common Stock which includes shares of Common Stock issuable upon the exercise of stock options and warrants and conversion of Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Directors and certain of its executive officers and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. On August 31, 2001, there were outstanding 6,263,951 shares of Common Stock, 26,704,000 shares of Series B Preferred Stock (representing the right to convert into 5,340,800 shares of Common Stock), 20,326,545 shares of Series C Preferred Stock and 59,411,763 shares of Series D Preferred Stock.

Number of Title of Class	Name and Address	Shares		Percent of Class
Common Stock	Specialty Finance Partners 54 Thompson Street New York, New York 10012	88,321,675	(1)	93.38%
Common Stock	Neil B. Kornswiet(2)	606,865	(3)	8.83%
Common Stock	Dr. Jenne K. Britell(4)	10,000	(5)	*
Common Stock	David H. Elliott(4)	21,000	(6)	*
Common Stock	C. John Kohler(4)	207,950	(9)	3.21%
Common Stock	Daniel C. Lieber	0	(8)	*
Common Stock	William C. Massey(4)	87,350	(10)	1.4%
Common Stock	A. Jay Meyerson(4)	1,572,793	(11)	20.07%
Common Stock	Neil Notkin(4)	254,754	(12)	3.91%
Common Stock	Eric C. Rahe(7)	3,735	(8)(13)	*
Common Stock	Mani A. Sadeghi(7)	0	(8)	*
Common Stock	Geoffrey F. Sanders(4)	122,750	(14)	1.91%
Common Stock	Robert A. Spass(7)	36,831	(8)(13)	*
Common Stock	Joseph R. Tomei(7)	0	(8)	*
Common Stock	Stephen E. Wall(4)	10,000	(5)	*
Common Stock	All executive officers, directors and nominees as a group (17 persons)	2,715,428	(15)	30.24%

Series B Preferred Stock(16)(17)	Specialty Finance Partners 54 Thompson Street New York, New York 10012	26,704,000	(18)	100.00%

Series C Preferred Stock(16)	Specialty Finance Partners 54 Thompson Street New York, New York 10012	18,827,346	(19)	92.62%

Series C Preferred Stock(16)	C. John Kohler(4)	20,000	(19)	*
Series C Preferred Stock(16)	Neil Notkin(4)	30,000	(19)	*
Series C Preferred Stock(16)	Geoffrey F. Sanders(4)	12,000	(19)	*
Series C Preferred Stock(16)	All executive officers, directors and nominees as a group (17 persons)	82,000	(19)	*

Series D Preferred Stock(16)	Specialty Finance Partners 54 Thompson Street New York, New York 10012	63,823,529	(19)(20)	99.09%
Series D Preferred Stock(16)	A. Jay Meyerson(4)	588,234	(19)	*
Series D Preferred Stock(16)	All executive officers, directors and nominees as a group (17 persons)	588,234	(19)	*

*
Less than one percent.
(1)
Includes 5,340,800 shares of Common Stock issuable upon conversion of 26,704,000 shares of Series B Preferred Stock, 18,827,346 shares of Common Stock issuable upon conversion of 18,827,346 shares of Series C Preferred Stock, 63,823,529 shares of Common Stock (or securities convertible into Series D Preferred Stock) issuable upon conversion of 63,823,529 shares of Series D Preferred Stock and 80,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001. In addition, SFP, as a result of the receipt of warrants to purchase 250,000 shares of Common Stock by Capital Z Management, Inc., may be deemed to be the beneficial owner of 250,000 shares of Common Stock. Specialty Finance Partners is a Bermuda general partnership, 99.6% of which is owned by Capital Z Financial Services Fund II, L.P. and 0.4% of which is owned by Equifin Capital Parters, LLC.
(2)
Mr. Kornswiet's address is care of Belin Rawlings & Badal, 11601 Wilshire Boulevard, Suite 2200, Los Angeles, California 90025-1758, ATTN: Douglas Rawlings.
(3)
Includes 250,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001, and which expire on October 20, 2001.
(4)
The address of each individual is in care of the Company at 350 S. Grand Avenue, 43rd Floor, Los Angeles, California 90071.

(5)
Includes 10,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001.
(6)
Includes 20,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001.
(7)
The address of each individual is in care of Capital Z Partners, 54 Thompson Street, New York, New York 10012.
(8)
Directors received grants of options to purchase 50,000 shares under the Company's 1999 Stock Option Plan upon initial election or appointment as a director and an additional 50,000 shares at the conclusion of each annual meeting of stockholders. However, Messrs. Lieber, Rahe Sadeghi, Spass and Tomei assigned these options to SFP. Each of Messrs. Leiber, Rahe Sadeghi, Spass and Tomei has disclaimed beneficial ownership of the Preferred Stock held by SFP.
(9)
Represents 187,950 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001. Additional options could vest based upon the price performance of the Company's Common Stock. Includes 20,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.
(10)
Represents 87,350 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001. Additional options could vest based upon the price performance of the Company's Common Stock.
(11)
Represents 1,014,559 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001. Additional options could vest based on the price performance of the Company's Common Stock. Includes 588,234 shares of Common Stock underlying the conversion of shares of Series D Preferred Stock.
(12)
Includes 224,754 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001. Additional options could vest based on the price performance of the Company's Common Stock. Includes 30,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.
(13)
Represents shares of Common Stock underlying warrants which are currently exercisable. Each of Messrs. Rahe and Spass has disclaimed beneficial ownership of the Preferred Stock held by SFP.
(14)
Includes 110,750 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001. Additional options could vest based on the price performance of the Company's Common Stock. Includes 12,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.
(15)
Includes 2,003,628 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of August 31, 2001. Additional options could vest based on the price performance of the Company's Common Stock. Includes 710,800 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock, Series D Preferred Stock and warrants to purchase Common Stock.
(16)
As the shares of Preferred Stock were, on August 31, 2001, convertible into shares of Common Stock, each holder's shares of Preferred Stock are included in the Common Stock shares and percent of class figures for such holder.
(17)
Specialty Finance Partners holds 100% of the issued and outstanding Series B Preferred Stock. None of the Directors or executive officers beneficially hold any shares of Series B Preferred Stock.
(18)
Convertible into 5,340,800 shares of Common Stock.
(19)
Convertible into Common Stock on a one-for-one basis.
(20)
Includes 5.0 million shares of Series D Preferred Stock issuable upon conversion of warrants.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table shows information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years or accrued within the current fiscal year as to the persons who served as Chief Executive Officer of the Company during the 2000 fiscal year and each of the other four most highly compensated executive officers of the Company who served in such capacity at the end of the last fiscal year (the "Named Executive Officers"):

		Annual Compensation						Long Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Stock Option Awards	All Other Compensation
A. Jay Meyerson Chief Executive Officer	2001 2000 1999	$ $	350,000 240,628 N/A		$400,000 — N/A	$60,002 64,782 N/A	(1) (1)	3,000,000 600,000 N/A		— — N/A
C. John Kohler(4) Executive Vice President Capital Markets	2001 2000 1999	$ $ $	220,000 190,833 21,724	$ $	185,000 36,250 —	— — —	(3) (3) (3)	614,000 70,000 N/A		$4,125 N/A N/A	(2)
William C. Massey(5) Executive Vice President Retail Loan Production	2001 2000 1999		$160,416 N/A N/A		$397,450 N/A N/A	— N/A N/A	(3)	300,000 N/A N/A		$4,220 N/A N/A	(2)
Neil Notkin Executive Vice President Wholesale Loan Production	2001 2000 1999	$ $ $	200,000 200,000 225,000	$ $ $	320,637 188,698 346,407	$82,645 — —	(1) (3) (3)	557,966 100,000 6,000	$ $	4,106 1,600 —	(2) (2)
Geoffrey F. Sanders(6) Executive Vice President Chief Credit Officer	2001 2000 1999	$ $	200,000 200,000 83,333	$ $	125,000 35,000 —	— — —	(3) (3) (3)	300,000 70,000 —	$ $	5,100 1,600 —	(2) (2)

(1)
Consists of relocation allowance paid during the fiscal year.
(2)
Consists of employer contributions to the Company's Section 401(k) plan for the benefit of these individuals.
(3)
The aggregate amount of all perquisites and personal benefits received by each of the Named Executive Officers was not in excess of $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer.
(4)
Mr. Kohler joined the Company in May 1999.
(5)
Mr. Massey became Executive Vice President of Retail Loan Production in January 2001.
(6)
Mr. Sanders joined the Company in February 1999.

Option Grants in Last Fiscal Year

    The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 2000 to the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Individual Grants Percent of Total Options Granted to Employees in Fiscal Year(3)
Number of Shares Underlying Options Granted(2)
			Exercise or Base Price Per Share		Market Price On Date of of Grant(4)
Name							Expiration Date(5)
								0%		5%		10%
A. Jay Meyerson	1,847,795 1,152,205	18.53% 11.56%	$ $	0.85 0.85	$ $	0.56 0.63	08/04/2010 12/29/2010		— —	$ $	114,898 203,023	$ $	1,113,289 903,395
C. John Kohler	307,000 307,000	3.07% 3.07%	$ $	0.85 0.85	$ $	0.56 0.63	08/04/2010 12/29/2010		— —	$ $	19,090 54,095	$ $	184,966 240,706
William C. Massey	125,000 175,000	1.25% 1.76%	$ $	0.85 1.11	$ $	0.56 1.47	08/04/2010 02/07/2011	$	— 63,080	$ $	7,773 224,783	$ $	75,312 472,990
Neil Notkin	307,966 150,000 100,000	3.08% 1.50% 1.00%	$ $ $	0.85 1.34 1.11	$ $ $	0.56 2.13 1.47	08/04/2010 09/18/2010 02/07/2011	$ $	— 118,500 36,000	$ $ $	19,150 319,432 128,448	$ $ $	185,548 627,701 270,280
Geoffrey F. Sanders	235,000 65,000	2.36% 6.52%	$ $	0.85 1.11	$ $	0.56 1.47	08/04/2010 02/07/2011	$	— 23,400	$ $	14,613 83,491	$ $	141,587 175,682

(1)
The potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to the applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Company's Common Stock.
(2)
20% of the option vests on the date of grant and 20% vests on each anniversary of the date of grant until fully vested. Vesting is subject to acceleration based upon change-in-control.
(3)
Options covering an aggregate of 9,968,326 shares were granted to eligible employees during the fiscal year ended June 30, 2001.
(4)
Based upon the last reported sale price of the Common Stock on the NYSE on the date specified.
(5)
All of the options set forth in this chart were granted for a term of 10 years.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Options

    The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended June 30, 2001 and the value of options held at fiscal year end:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES (1)

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of All Unexercised In-the-Money Options at Fiscal Year-End(2) Exercisable/Unexercisable
A. Jay Meyerson	—	—	645,000 / 2,955,000	$300,000 / $1,200,000
C. John Kohler	—	—	126,550 / 557,450	$ 61,400 / $ 245,600
William C. Massey	—	—	61,950 / 265,050	$ 20,900 / 83,600
Neil Notkin	—	—	127,891 / 553,312	$ 37,321 / $ 145,010
Geoffrey F. Sanders	—	—	63,750 / 306,250	$ 26,620 / $ 106,480

(1)
All amounts shown in this table have been adjusted to reflect stock splits.
(2)
Based upon the last reported sale price of the Common Stock on the NYSE on June 29, 2001 ($1.35) less the option exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from the Company's reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended June 30, 2001

Employment and Severance Agreements

    Each of the Named Executive Officers are participants in the Company's Executive Severance Plan (the "Executive Severance Plan") which generally entitles the participant to six months continuation of salary, provided that required conditions for payment are satisfied.

    A. Jay Meyerson was appointed by the Board of Directors as the Company's Chief Executive Officer as of October 25, 1999. The Company entered into the Meyerson Employment Agreement, effective October 25, 1999. The Meyerson Employment Agreement has a three year term with automatic renewal for successive one-year terms unless the Board of Directors provides 120-day advance written notice prior to the end of a term. Pursuant to the Meyerson Employment Agreement, Mr. Meyerson will receive (i) a minimum salary of $350,000 per year ("Base Salary"), subject to annual review by the Board of Directors, (ii) a bonus ranging between 0% and 150% of Base Salary based upon the achievement of individual and Company goals, as determined by the Compensation Committee of the Board of Directors, for the period through December 31, 2001, and for each calendar year thereafter, (iii) four weeks of paid vacation, (iv) options to purchase 600,000 shares of the Company's Common Stock, (iv) reimbursement of relocation expenses not to exceed $75,000, (v) other benefits under the Company's savings, pension and retirement plans and other benefit plans or programs maintained by the Company for the benefit of its executives, and (vi) reimbursement of reasonable business expenses incurred in accordance with the Company's policies. Pursuant to the Meyerson Employment Agreement, Mr. Meyerson is entitled to receive, upon termination of the Meyerson Employment Agreement: (i) at the end of the applicable term and by the Company upon notification of disability or for cause or by Mr. Meyerson for reasons other than Good Reason (as defined in the Meyerson Employment Agreement), the Base Salary through the final date of active employment, plus any accrued but unused vacation pay, (ii) by Mr. Meyerson, for Good Reason (as defined in the Meyerson Employment Agreement) or by the Company for reasons other than Cause or disability, the Base Salary in effect at the time of termination for a period of twelve months following termination (the "Severance Term") plus either continued coverage under the Company's health and other insurance programs and including specifically cash payments in equal to the amount of the premium for a $1 million life insurance policy or a lump sum payment equal to the present value of such health benefits for the Severance Term ("Termination Severance") or (iii) following a Change in Control of the Company (as defined in the Company's 1999 Stock Option Plan) at a price per share of the Company's Common Stock in excess of $2.50 per share by Mr. Meyerson for Good Reason (as defined in the Meyerson Employment Agreement) or by the Company for reasons other than Cause or disability, the Base Salary in effect at the time of termination for a period of twenty-four months following termination (the "Change in Control Severance Term") plus either continued coverage under the Company's health and other insurance programs and including specifically the $1 million life insurance policy or a lump sum payment equal to the present value of such health benefits for the Change in Control Severance Term ("Change in Control Severance"). Both the Termination Severance and the Change in Control Severance are subject to offset equal to any amounts owed by Mr. Meyerson to the Company and the amount of any compensation for services earned by Mr. Meyerson on account of any employment or self-employment during the first twelve months after termination.

    Mr. Ronald J. Nicolas, Jr. was appointed by the Board of Directors as the Company's Chief Financial Officer as of April 23, 2001. The Company entered into a Change of Control Agreement with Mr. Nicolas, effective April 23, 2001. Pursuant to the Change of Control Agreement, in the event that Mr. Nicolas's employment is terminated (a) by the Company or its successor(s) in interest for any reason other than for Cause within one (1) year following a Change in Control of the Company (as defined in the Change of Control Agreement), or (b) by Mr. Nicolas for any reason within six (6) months following a Change in Control of the Company, the Company shall continue to pay Mr. Nicolas his base salary for a period of twelve (12) months following the date of termination of Mr. Nicolas's employment.

Section 401(k) Plan

    The Company has a tax-qualified cash or deferred profit sharing plan (the "401(k) Plan") covering all employees over the age of 21 who have completed six months of service with the Company prior to a plan entry date. Pursuant to the 401(k) Plan, eligible employees may make salary deferral (before-tax) contributions of up to 15% of their compensation per plan year up to a specified maximum contribution as determined by the Internal Revenue Service. The 401(k) Plan also includes provisions which authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the 401(k) Plan. Beginning in January 2001, for each dollar contributed by plan participants up to 6% of the participant's income up to a specified maximum, the Company made discretionary contribution of $.50 up to a maximum contribution of $5,100. The trustees under the 401(k) Plan invest the assets of each participant's account in selected investment options at the direction of such participant.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NYSE Stock Market (US Companies) Index and the Index for NYSE/AMEX/NASDAQ Stocks (SIC 6160-6169 US Companies) Mortgage Bankers and Brokers for the period commencing July 1, 1995 and ending on June 30, 2000. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AAMES FINANCIAL CORPORATION.
THE NYSE COMPOSITE INDEX AND A PEER GROUP

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT ACCOUNTANTS

    Ernst & Young LLP audited the consolidated balance sheets of the Company at June 30, 2001 and 2000, and the related statement of operations, stockholders' equity and cash flows, for the fiscal years ended June 30, 2001 and June 30, 2000 (collectively, the "Financial Statements"). Ernst & Young LLP's reports on the Financial Statements did not contain an adverse opinion or disclaimer of opinions, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    The Board of Directors has appointed Ernst & Young LLP to serve as independent accountants of the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2002. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

    The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants will require the affirmative vote of a majority of the votes cast by the holders of outstanding shares of Common Stock and Series B, Series C, Series D Preferred Stock, who are present (either in person or by Proxy) at the Meeting, voting as a single class.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

PROPOSALS OF STOCKHOLDERS

    A proper proposal submitted by a stockholder for a presentation at the Company's 2002 Annual Meeting and received at the Company's executive offices no later than June 6, 2002, will be included in the Company's Proxy Statement and form of Proxy relating to the 2002 Annual Meeting. In addition, in the event a stockholder proposal is not received by the Company by August 20, 2002, the Proxy to be solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2002 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

    SEC rules and regulations provide that if the date of the Company's 2002 Annual Meeting is advanced or delayed more than 30 days from the date of the 2001 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2002 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2002 Annual Meeting. Upon determination by the Company that the date of the 2001 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2001 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q. Please address your proposals to Aames Financial Corporation, 350 S. Grand Ave., 43rd Floor, Los Angeles, California 90071, Attention: Corporate Secretary.

OTHER MATTERS

    The Board of Directors is not aware of any matter to be acted upon at the Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the Meeting, however, the Proxy holders will vote thereon in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2001 is being mailed at the same time as this proxy statement.

REPORT ON FORM 10-K

    THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2001, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO AAMES FINANCIAL CORPORATION, 350 S. GRAND AVENUE, LOS ANGELES, CALIFORNIA 90071, ATTN: EXECUTIVE VICE PRESIDENT—FINANCE.

DATED: October 5, 2001	ON BEHALF OF THE BOARD OF DIRECTORS

John F. Madden Jr. Secretary

APPENDIX A

AAMES FINANCIAL CORPORATION
AUDIT COMMITTEE CHARTER

INTRODUCTION

    Responsibilities.  The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

    Independence Standard.  The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange ("NYSE") and the Securities and Exchange Commission ("SEC"). The members of the Audit Committee shall be appointed by the Board.

    Authority.  The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    Reports.  The Audit Committee shall make regular reports to the Board.

SPECIFIC RESPONSIBILITIES OF AUDIT COMMITTEE

Review Procedures

1.
Review and reassess the adequacy of this Charter annually and submit it to the Board for approval and publish this Charter at least every three years in accordance with SEC regulations.

2.
Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3.
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4.
Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

5.
Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.
Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

Independent Auditors

7.
Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.
Review and ratify the fees to paid to the independent auditor.

9.
Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

A–1

10.
Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11.
Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12.
Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affilitated entities are in conformity with applicable legal requirements and the Company's Code of Conduct, as applicable.

13.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

(a)
Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b)
Any changes required in the planned scope of the internal audit.

(c)
The internal audit department responsibilities, budget and staffing.

Internal Audit Department, Legal Compliance and Other Responsibilities

15.
Review the appointment and replacement of the senior internal auditing executive.

16.
Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

17.
Review the significant reports to management prepared by the internal auditing department and management's responses.

18.
Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

19.
Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct, as applicable.

20.
Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21.
Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

A–2

PROXY
(Common Stock)

AAMES FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
November 2, 2001

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned holder(s) of Common Stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on November 2, 2001, at 9:00 a.m. Los Angeles time, at the Omni Hotel, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints John F. Madden, Jr. and Jon D. Van Deuren as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

COMMON STOCK	Please mark your vote as indicated in this example.	/x/

1.	ELECTION OF CLASS III COMMON STOCK DIRECTOR: The election of the following person as director of the Company, as provided in the Company's Proxy Statement:	FOR the nominee listed (except as marked to the contrary) / /		WITHHOLD authority to vote for the nominees listed / /
Eric C. Rahe
Instruction: To vote against any one nominee, write that nominee's name in the space provided below:

2.	The ratification of the appointment of Ernst & Young LLP as the independent accountants for the fiscal year ending June 30, 2002	FOR / /	AGAINST / /	ABSTAIN / /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEE AND IN FAVOR OF THE PROPOSALS AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
YOUR VOTE IS IMPORTANT TO THE COMPANY
PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s) __________________, Signature, if held jointly __________________ Date _____________, 2001
(Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

PROXY
(Series B Convertible Preferred Stock)

AAMES FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
November 2, 2001

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned holder(s) of Series B Convertible Preferred Stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on November 2, 2001 at 9:00 a.m., Los Angeles time, at the Omni Hotel, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints John F. Madden, Jr. and Jon D. Van Deuren as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SERIES B CONVERTIBLE PREFERRED STOCK	Please mark your vote as indicated in this example.	/x/

1.	ELECTION OF SERIES B DIRECTORS: The election of the following persons as Series B Directors of the Company, as provided in the Company's Proxy Statement:	FOR the nominees listed (except as marked to the contrary) / /
Daniel C. Lieber Mani A. Sadeghi Robert A. Spass Joseph R. Tomei
2.	ELECTION OF CLASS III COMMON STOCK DIRECTOR: The election of the following person as director of the Company, as provided in the Company's Proxy Statement:	FOR the nominee listed (except as marked to the contrary) / /
Eric C. Rahe
Instruction: To vote against any one nominee, write that nominee's name in the space provided below:

3.	The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2002.	FOR / /	AGAINST / /	ABSTAIN / /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEE AND IN FAVOR OF THE PROPOSALS AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
YOUR VOTE IS IMPORTANT TO THE COMPANY
PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s) ___________________, Signature, if held jointly ___________________ Date ______________, 2001
(Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

PROXY
(Series C Convertible Preferred Stock)

AAMES FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
November 2, 2001

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned holder(s) of Series C Convertible Preferred Stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on November 2, 2001, at 9:00 a.m., Los Angeles time, at the Omni Hotel, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints John F. Madden, Jr. and Jon D. Van Deuren as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SERIES C CONVERTIBLE PREFERRED STOCK	Please mark your vote as indicated in this example.	/x/

1.	The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2002.	FOR / /	AGAINST / /	ABSTAIN / /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
YOUR VOTE IS IMPORTANT TO THE COMPANY
PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s) ________________________, Signature, if held jointly ________________________ Date ___ ________________, 2001
(Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

PROXY
(Series D Convertible Preferred Stock)

AAMES FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
November 2, 2001

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned holder(s) of Series D Convertible Preferred Stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on November 2, 2001 at 9:00 a.m., Los Angeles time, at the Omni Hotel, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints John F. Madden, Jr. and Jon D. Van Deuren as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SERIES D CONVERTIBLE PREFERRED STOCK	Please mark your vote as indicated in this example	/x/

1.	The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2002.	FOR / /	AGAINST / /	ABSTAIN / /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
YOUR VOTE IS IMPORTANT TO THE COMPANY
PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Signature(s) ________________________,	Signature, if held jointly ________________________	Date ___________________, 2001

(Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

QuickLinks

Introduction
VOTING SECURITIES
ELECTION OF SERIES B DIRECTORS
ELECTION OF CLASS III COMMON STOCK DIRECTOR
MANAGEMENT
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES (1)
PERFORMANCE GRAPH
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
AAMES FINANCIAL CORPORATION AUDIT COMMITTEE CHARTER